Exhibit 23.2

KPMG LLP	Telephone	(416) 228-7000
Chartered Accountants	Telefax	(416) 228-7123
Yonge Corporate Centre	Internet	www.kpmg.ca
4100 Yonge Street, Suite 200
Toronto ON M2P 2H3
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Vasogen Inc.

We consent to incorporation by reference in the registration statement in respect of Vasogen Inc.’s Employee Stock Option Plan - 2003 (as amended) and Director Stock Option Plan - 2003 (as amended) on Form S-8 dated April 17, 2006 of our reports dated February 13, 2006, relating to the consolidated balance sheets of Vasogen Inc. as at November 30, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended November 30, 2005 and for the period from December 1, 1987 to November 30, 2005, and Comments by Auditors for United States Readers on Canada-United States Reporting Difference, which reports appear in the Form 6-K of Vasogen Inc. dated February 14, 2006.

/s/ KPMG LLP

Toronto, Canada
April 17, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.